UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/13/2009

SGS International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-133825

Delaware	20-3939981
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

626 West Main Street
Suite 500
Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 637-5443
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As most recently reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, the Registrant may from time to time seek to retire its outstanding 12% Senior Subordinated Notes Due 2013 ("Notes") in open market purchases, privately negotiated transactions or otherwise, depending on prevailing market conditions and other factors. The amount of repurchases of Notes may be material and may involve significant amounts of cash and/or financing availability.

In privately negotiated transactions that settled on February 13 and February 18, 2009, respectively, the Registrant's wholly-owned subsidiary, Southern Graphic Systems, Inc. ("Southern"), acquired Notes in an aggregate principal amount of $25,500,000 for a cash purchase price of $15,000,000, together with accrued interest on the Notes. With the cancellation of these repurchased Notes, $174,500,000 aggregate principal amount of Notes remain outstanding.

The Note repurchases described above were financed in part by aggregate borrowings of $14,902,857 under the revolving credit facility (the "Revolver") of the senior secured credit facility provided to the Registrant by a syndicate of banks, financial institutions and other entities led by UBS Securities LLC. The senior secured credit facility initially provided financing of up to $193.7 million, consisting of: a $118.7 million term loan facility; a $40 million acquisition facility; and the $35 million Revolver, up to $20 million of which is available for acquisitions and $20 million of which is available for borrowing by our Canadian subsidiary, Southern Graphic Systems-Canada, Co. ("SGS-Canada"). The $118.7 million term loan facility was drawn in its entirety by the Registrant and SGS-Canada on December 30, 2005 in connection with the Registrant's acquisition of Southern and its affiliated businesses from Alcoa Inc. The balance of the acquisition facility was drawn on December 27, 2007 in connection with SGS-Canada's acquisition of Tri-Ad Graphic Communications Ltd. and affiliated businesses.

As previously reported in our report on Form 8-K filed on December 12, 2008, the Registrant has concluded that Lehman Commercial Paper Inc. ("Lehman") is unable or unwilling to fund its 25.49% lending commitment of loans under the Revolver and that, as a result, the amount actually available under the Revolver is $26,080,000 rather than $35 million. This conclusion was reinforced when Lehman failed to fund its portion of the borrowing requests for the loans to finance the Note repurchases described above. There are no Revolver borrowings outstanding other than the $14,902,857 referred to above. The Registrant therefore believes that $11,177,143 remains available for borrowing under the Revolver, which matures on December 30, 2010.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: February 19, 2009	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary